Exhibit T3F

                              CROSS-REFERENCE TABLE

      TIA                                                            Indenture
    SECTION                                                           SECTION

310   (a)(1)..........................................................     7.10
      (a)(2)..........................................................     7.10
      (a)(3)..........................................................     N.A.
      (a)(4)..........................................................     N.A.
          (b)......................................................... 7.8;7.10
      (c).............................................................     N.A.
311   (a).............................................................     7.11
      (b).............................................................     7.11
      (c).............................................................     N.A.
312   (a).............................................................     2.5
      (b).............................................................     12.3
      (c).............................................................     12.3
313   (a).............................................................     7.6
      (b)(1)..........................................................     N.A.
      (b)(2)..........................................................     7.6
      (c).............................................................     7.6
      (d).............................................................     7.6
314   (a).............................................................     12.2
      (b).............................................................     10.2
10.4
      (c)(1)..........................................................     12.4
      (c)(2)..........................................................     12.4
      (c)(3)..........................................................     N.A.
      (d).............................................................     10.2
      (e).............................................................     12.5
315   (a).............................................................     7.1
      (b)............................................................. 7.5;12.2
      (c).............................................................     7.1
      (d).............................................................  7.1;7.2
      (e).............................................................     6.11
316   (a)(last sentence)..............................................     12.6
      (a)(1)(A).......................................................     6.5
      (a)(1)(B).......................................................     6.4
      (a)(2)..........................................................     N.A.
      (b).............................................................     6.7
317   (a)(1)..........................................................     6.8
      (a)(2)..........................................................     6.9
      (b).............................................................     2.4
318   (a).............................................................     12.1

                           N.A. means Not Applicable.

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Note:  This Cross-Reference Table shall not, for any purpose be deemed to be part of this Indenture.